                                                                    EXHIBIT 12.0


                           APS HOLDING CORPORATION
                  COMPUTATION OF EARNINGS TO FIXED CHARGES
                               (IN THOUSANDS)

                                               QUARTER ENDED     QUARTER ENDED
                                               APRIL 25, 1996    APRIL 25, 1995
                                               --------------    --------------

Earnings before income taxes and interest          $ 9,187           $ 9,736
Portion of operating rents deemed
 representative of an interest factor                2,339             1,276
                                                   -------           -------

Earnings before fixed charges                      $11,526           $11,012
                                                   -------           -------
                                                   -------           -------

Interest expense                                   $ 7,001           $ 3,684
Portion of operating rents deemed
 representative of an interest factor                2,339             1,276
                                                   -------           -------

Fixed charges                                      $ 9,340           $ 4,960
                                                   -------           -------
                                                   -------           -------

Earnings to fixed charges                              1.2               2.2
                                                   -------           -------
                                                   -------           -------